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                                                     Exhibit 5.1








                                                                __________, 2002

Gibraltar Steel Corporation
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228

                                        Re:   Gibraltar Steel Corporation
                                              Registration Statement on Form S-3

Gentlemen:

                   We have acted as counsel for Gibraltar Steel Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement of the Corporation on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering of up to 575,000 (the "Shares") of its common stock, par value $.01 per share (including up to 75,000 which may be sold by the underwriters named therein pursuant to an over-allotment option).

                   In so acting, we have examined copies (certified or otherwise identified to our satisfaction) of the Registration Statement, and the Company's Certificate of Incorporation and By-Laws, as amended and restated through the date hereof such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                   In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the

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authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                   Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized, validly issued and are fully paid and non-assessable.

                   We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                                 Very truly yours,

                                   /s/ LIPPES, SILVERSTEIN, MATHIAS & WEXLER LLP